UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
(Date of earliest
event reported):	September 6, 2006

Merge Technologies Incorporated

(Exact name of registrant as specified in its charter)

Wisconsin	0-29486	39-1600938
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

6737 West Washington Street, Suite 2250, Milwaukee, WI 53214

(Address of principal executive offices, including zip code)

(414) 977-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.               Entry into a Material Definitive Agreement.

Employment Agreement with Kenneth D. Rardin

As disclosed in the press release attached hereto as Exhibit 99.1, which is incorporated by reference into this Form 8-K, on September 6, 2006, the Board of Directors (the “Board”) of Merge Technologies Incorporated (the “Company”) appointed Kenneth D. Rardin as the Company’s President and Chief Executive Officer, as interim President of Cedara Software Corp. and as a director of the Company, effective immediately. At that time, Mr. Rardin was also designated as the Company’s principal executive officer. Michael D. Dunham, the Chairman of the Board, who had been serving as the Company’s interim principal executive officer, will continue to serve as Chairman of the Board. Robert J. White, who had been serving as the Company’s President and Chief Executive Officer on an interim basis, will continue to serve as Senior Vice President of the Company and President of Merge eMed.

On September 6, 2006, the Board approved an employment agreement between the Company and Kenneth D. Rardin, dated September 6, 2006 (the “Employment Agreement”), pursuant to which the Company agrees to employ Mr. Rardin as the Company’s President and Chief Executive Officer and also to appoint Mr. Rardin as a director of the Company.

In connection with such employment, the Company will pay Mr. Rardin a salary at a rate of no less than $425,000 per year. Options to purchase 450,000 shares of the Company’s Common Stock were granted to Mr. Rardin under the Company’s 2005 Equity Incentive Plan on September 6, 2006. In addition, the Employment Agreement provides that Mr. Rardin will be eligible for annual performance bonuses of up to 70% of salary. In the first twelve months of the Employment Agreement, 50% of the bonus target is guaranteed to Mr. Rardin, while the remaining 50% is dependent on achievement of defined Company and individual performance targets. Based on performance, the Board in its discretion may award an additional bonus above the 70% target. For the period from the end of the initial twelve months to year end 2007, the Board and Mr. Rardin will mutually agree to a bonus plan and appropriate goals for that period. Mr. Rardin is also entitled to receive (a) certain commuting expenses for a maximum of nine months following the date of the Employment Agreement and relocation expenses, and (b) all non-wage benefits the Company provides generally for its executive employees.

The Employment Agreement provides that in the event of a “change in control” of the Company, as defined in the Employment Agreement, all options then held by Mr. Rardin will immediately vest and become exercisable. In addition, if the employment of Mr. Rardin is terminated within 120 days prior to, or 365 days following, a change in control in certain circumstances, he will be entitled to (A) twenty-four months of then-current salary, to be paid in a single payment, (B) an amount equal to two times the maximum amount of then-current bonus (without regard to achievement of targets), to be paid in a single payment, and (C) continuation of benefits for twenty-four months following termination. Further, upon a change of control, the Company will deposit into an escrow account $300,000 for Mr. Rardin to provide a “stay bonus” to help assure a smooth transition, but only if the acquiror requests Mr. Rardin’s continued employment. The amount in the escrow will be paid to Mr. Rardin twelve months after the change in control if Mr. Rardin has substantially performed the services requested by the acquiror.

The Employment Agreement provides that in the event that Mr. Rardin’s employment is terminated by the Company without “cause” or by Mr. Rardin with “good reason,” each as defined in the Employment Agreement, in the first year of the Employment Agreement, then the Company will pay to Mr. Rardin an amount equal to (A) twelve months of then-current salary, to be paid in equal installments over the twelve-month period, (B) the guaranteed portion of the then-current bonus, to be paid in equal installments over the twelve-month period, and (C) continuation of certain supplemental benefits for twelve months after the date of termination. The Employment Agreement further provides that in the event that Mr. Rardin’s employment is terminated without “cause” or by Mr. Rardin with “good reason” after the first year of the Employment Agreement, then the Company will pay to Mr. Rardin an amount equal to (x) twenty-four months of then-current salary, to be paid in equal installments over the twenty-four month period, (y) an amount equal to two times the maximum amount of the then-current bonus that could be earned assuming the achievement of the highest performance targets for each month of the current plan year, to be paid in equal installments over the twenty-four month period, and (z) continuation of certain supplemental benefits for twenty-four months after the date of termination. In addition, in the event of such a termination after the first year of the Agreement, all options held by Mr. Rardin would immediately vest and become exercisable.

The Employment Agreement contains a provision related to the circumstances where an excise tax equalization gross-up payment for any severance or other payments may apply. In addition, the Employment Agreement includes customary provisions with regard to non-competition (including during the twenty-four month period following termination of employment), ownership of inventions and confidentiality.

From August 21, 2006 to September 5, 2006, Mr. Rardin provided consulting services to the Company at a rate of $2,500 per day plus reimbursement of expenses.

The above description of the Employment Agreement is only a summary and is qualified in its entirety by reference to the Employment Agreement attached as Exhibit 10.1 hereto and made a part hereof. See Item 5.02 below for a discussion of the appointment of Mr. Rardin as President and Chief Executive Officer and as a director of the Company.

Shareholder Rights Plan

As disclosed in the press release attached hereto as Exhibit 99.2, which is incorporated by reference into this Form 8-K, on September 6, 2006, the Board declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock, par value $0.01 per share (“Common Stock”), of the Company and each outstanding Exchangeable Share issued by Merge Cedara ExchangeCo Limited, an indirect wholly-owned subsidiary of the Company (together with the Common Stock, the “Common Shares”). The dividend is payable upon the close of business on October 2, 2006 to the shareholders of record at the close of business on September 25, 2006 (the “Record Date”). Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series B Junior Participating Preferred Stock, par value $0.01 per share (“Preferred Shares”), of the Company, at a price of $50.00 per one one-hundredth of a Preferred Share, subject to adjustment (the “Purchase Price”). The description and terms of the Rights are set forth in a Rights Agreement (the “Rights Agreement”), between the Company and American Stock Transfer & Trust Co., as Rights Agent (the “Rights Agent”).

Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (other than the Company, a subsidiary of the Company or an employee benefit plan of the Company or a subsidiary) (an “Acquiring Person”) has acquired beneficial ownership of 15% or more of the outstanding Common Shares (the “Shares Acquisition Date”) or (ii) 10 business days (or such later date as may be determined by action of the Company’s Board of Directors prior to such time as any person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group (other than the Company, a subsidiary of the Company or an employee benefit plan of the Company or a subsidiary) of 15% or more of such outstanding Common Shares (the earlier of such dates being called the “Distribution Date”), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate.

The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with, and only with, the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date, upon transfer or new issuance of Common Shares, will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares, outstanding as of the Record Date, even without such notation, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date. The Rights will expire on October 2, 2016 (the “Final Expiration Date”), subject to extension, unless the Rights are earlier redeemed or exchanged by the Company, in each case as described below.

The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular quarterly cash dividends or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

The number of outstanding Rights and the number of one one-hundredths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on the Common Stock payable in Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

Because of the nature of the Preferred Shares’ dividend, voting and liquidation rights, the value of the one one-hundredth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one share of Common Stock. See Item 5.03 below for a description of the terms of the Preferred Shares.

In the event that any person becomes an Acquiring Person (a “Flip-In Event”), each holder of a Right (except as otherwise provided in the Rights Agreement) will thereafter have the right to receive upon exercise that number of shares of Common Stock (or, in certain circumstances cash, property or other securities of the Company or a reduction in the Purchase Price) having a market value of two times the then current Purchase Price. Notwithstanding any of the foregoing, following the occurrence of a Flip-In Event all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, or subsequently become beneficially owned by an Acquiring Person, related persons and transferees will be null and void.

In the event that, at any time following the Shares Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction or (ii) 50% or more of its consolidated assets or earning power are sold (the events described in clauses (i) and (ii) are herein referred to as “Flip-Over Events”), proper provision will be made so that each holder of a Right (except as otherwise provided in the Rights Agreement) will thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the then current Purchase Price.

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company be evidenced by depositary receipts). In lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

The Purchase Price is payable by certified check, cashier’s check, bank draft or money order or, if so provided by the Company, the Purchase Price following the occurrence of a Flip-In Event and until the first occurrence of a Flip-Over Event may be paid in Common Shares having an equivalent value.

At any time after a person becomes an Acquiring Person and prior to the acquisition by such Acquiring Person of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by any Acquiring Person which have become void), in whole or in part, for Common Stock or Preferred Shares, at an exchange ratio of one share of Common Stock, or one one-hundredth of a Preferred Share (or of a share of a class or series of the Company’s preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

At any time prior to a person becoming an Acquiring Person, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.001 per Right (the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Other than amendments that would change the Redemption Price or move to an earlier date the Final Expiration Date of the Rights, the terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, including an amendment to lower the threshold for exercisability of the Rights from 15% to not less than 10%, with appropriate exceptions for any person then beneficially owning a percentage of the number of Common Shares then outstanding equal to, or in excess of, the new threshold, except that from and after such time as any person becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights.

Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

As of September 5, 2006, there were 29,069,624 shares of Common Stock issued and outstanding and 4,568,155 Exchangeable Shares issued by Merge Cedara ExchangeCo Limited outstanding. Each outstanding share of Common Stock and each outstanding Exchangeable Share upon the close of business on September 25, 2006 will receive one Right. As long as the Rights are attached to the Common Shares, the Company will issue one Right for each Common Share which becomes outstanding between the Record Date and the Distribution Date so that all such shares will have attached Rights. The

Board has initially reserved 1,000,000 Preferred Shares for issuance upon exercise of the Rights, effective on the Record Date.

The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company without conditioning the offer on redemption of the Rights or on a substantial number of Rights being acquired. The Company does not expect that the Rights will interfere with any merger or other business combination approved by the Board of Directors of the Company prior to the time that the Rights may not be redeemed (as described above) since the Board of Directors may, at its option, at any time until a person becomes an Acquiring Person, redeem all, but not less than all, the then outstanding Rights at $.001 per Right. The Rights are designed to provide additional protection against abusive takeover tactics such as offers for all shares at less than full value or at an inappropriate time (in terms of maximizing long-term shareholder value), partial tender offers and selective open-market purchases. The Rights are intended to assure that the Company’s Board of Directors has the ability to protect the Company’s shareholders and the Company if efforts are made to gain control of the Company in a manner that the Board of Directors believes is not in the best interests of the Company and its shareholders.

A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as Exhibit 4.1 to the Registration Statement on Form 8-A of Merge Technologies Incorporated, dated as of September 6, 2006 (Commission File No. 0-29486). This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.

Item 5.02                Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As disclosed in the press release attached hereto as Exhibit 99.1, which is incorporated by reference into this Form 8-K, on September 6, 2006, the Board appointed Kenneth D. Rardin as the Company’s President and Chief Executive Officer, as interim President of Cedara Software Corp. and as a director of the Company, effective immediately. At that time, Mr. Rardin was also designated as the Company’s principal executive officer. Michael D. Dunham, the Chairman of the Board, who had been serving as the Company’s interim principal executive officer, will continue to serve as Chairman of the Board. Robert J. White, who had been serving as the Company’s President and Chief Executive Officer on an interim basis, will continue to serve as Senior Vice President of the Company and President of Merge eMed.

Mr. Rardin, age 56, has more than 25 years of senior executive management experience in the healthcare information technology, computer software and computer services industries. From October 2004 to January 2006, Mr. Rardin served as Chairman and Chief Executive Officer of Park City Solutions, a leading eHealth company that specialized in electronic health records, systems integration and consulting. From October 1992 to October 1998, Mr. Rardin served as Chairman and Chief Executive Officer of IMNET Systems, Inc. (“IMNET”), an electronic healthcare information management system company Mr. Rardin founded in 1992. While at IMNET, Mr. Rardin developed a dual channel sales strategy to sell IMNET’s products directly to large hospitals, integrated healthcare delivery networks, hospital chains and large healthcare information technology vendors. See Item 1.01 above for a description of the terms of the Employment Agreement, dated September 6, 2006, between Mr. Rardin and the Company. The information disclosed in Item 1.01 above with respect to the terms of the Employment Agreement is incorporated herein by reference.

As further disclosed in Exhibit 99.1, on September 6, 2006, the Board also appointed Ambassador Kevin E. Moley and Kevin G. Quinn to the Board, effective immediately. Ambassador Moley, age 59, served as Ambassador and permanent representative of the United States of America to the United Nations and other international organizations in Geneva, Switzerland from September 2001 to April 2006. Prior to holding this position, Ambassador Moley was a private investor and served on the Board of Directors of five publicly-held companies and three privately-held companies. Additionally, he served as President and Chief Executive Officer of Integrated Medical Systems, Inc., then one of the largest physician networking services. From February 1992 until January 1993, Ambassador Moley served as Deputy Secretary for the U.S. Department of Health and Human Services. Ambassador Moley previously served on the Board from January 1998 to September 2001, and currently serves on the Board of Directors of Cephalon, Inc., an international biopharmaceutical company.

Mr. Quinn, age 52, is an attorney and the President of Wye River Group, Incorporated, a private financial advisory company specializing in corporate and public finance that he founded in August 1999. From 1994 to 1999, Mr. Quinn served as Managing Director of Investment Banking for H.C. Wainwright & Co., an investment bank, which served as one of the underwriters of the Company’s initial public offering. Prior to joining H.C. Wainwright & Co., Mr. Quinn served as President of A. Webster Dougherty & Co., Inc., a boutique investment banking firm, in 1994, and as Managing Director of Alex.Brown & Sons Company, an investment bank, from 1982 to 1994. Mr. Quinn currently serves on the Board of Directors of several companies, including CareFirst BlueCross BlueShield, the largest health care insurer in the mid-Atlantic region, as well as Securities Finance Trust Company, Old Mutual Asset Management Trust Company and Maryland Therapeutic Riding, Inc.

As previously disclosed, on August 28, 2006, a derivative action was filed in the Circuit Court of Milwaukee County, Civil Division, against Richard A. Linden, the Company’s former President and former Chief Executive Officer, William C. Mortimore, the Company’s founder, former Chairman and former Chief Strategist, Scott T. Veech, the Company’s former Chief Financial Officer, and all of the current members of the Board. The plaintiffs allege that each of the individual defendants breached fiduciary duties to the Company by violating generally accepted accounting principles, willfully ignoring problems with accounting and internal control practices and procedures and participating in the dissemination of false financial statements and also allege that the Company and the director defendants failed to hold an annual meeting of shareholders for 2006 in violation of Wisconsin law. The Board has established a Special Litigation Committee that will be responsible for, among other things, investigating the plaintiffs’ allegations and determining the actions, if any, that the Company will take in response to the derivative action. It is currently expected that the Special Litigation Committee will consist of Ambassador Moley and Mr. Quinn.

Item 5.03.               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 6, 2006, and in connection with the declaration of the dividend of Rights and the Company’s entry into the Rights Agreement, the Board of Directors of the Company established and fixed the rights and preferences of the Preferred Shares. The terms of the Preferred Shares became part of the Company’s Amended and Restated Articles of Incorporation, as amended, will be effective when the Company filed Articles of Amendment to the Company’s Amended and Restated Articles of Incorporation, as amended, containing the terms of the Preferred Shares (the “Articles of Amendment”) with the Wisconsin Department of Financial Institutions on September 6, 2006.

Preferred Shares purchasable upon the exercise of Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $1.00 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $100 per share but will be entitled to an aggregate payment of 100 times the payment made per Common Share. Each Preferred Share will have 100 votes, voting together with the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per Common Share. These rights are protected by customary antidilution provisions.

The Articles of Amendment, specifying the terms of the Preferred Shares, are filed herewith as Exhibit 3.1. The foregoing description of the Preferred Shares does not purport to be complete and is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference.

Also on September 6, 2006, the Board adopted amended and restated By-Laws of the Company (the “Amended and Restated By-Laws”), effective as of September 6, 2006, which Amended and Restated By-Laws amend and restate in their entirety the Amended and Restated By-Laws of the Company, as amended to date, in effect prior to September 6, 2006 (the “Existing By-Laws”). The Amended and Restated By-Laws, among other things, (i) establish a procedure which shareholders seeking to call a special meeting of shareholders must satisfy; (ii) set forth deadlines and procedures applicable to shareholders seeking to nominate a person for election as a director or to otherwise bring business before a meeting; (iii) update the Existing By-Laws to be consistent with the provisions of the Wisconsin Business Corporation Law and (iv) revise the provisions of the Existing By-Laws to conform to the changes set forth above. On September 6, 2006, the Board also fixed the number of directors at 11, consistent with Section 3.01 of the Amended and Restated By-Laws.

The Amended and Restated By-Laws further provide that a director may be removed from office by the Company’s shareholders only for cause; provided, however, that, if the Board recommends removal of a director, then the shareholders may remove such director without cause. As used in the Amended and Restated By-Laws, “cause” will exist only if the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction or has been adjudged liable for actions or omissions in the performance of his or her duty to the Company in a matter which has had a materially adverse effect on the business of the Company.

The Amended and Restated By-Laws of the Company are filed herewith as Exhibit 3.2. The foregoing description of the Amended and Restated By-Laws does not purport to be complete and is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference.

Item 8.01.               Other Events.

As disclosed in the press release attached hereto as Exhibit 99.2, which is incorporated by reference into this Form 8-K, on September 6, 2006 the Board authorized the Company’s management to repurchase an aggregate of up to $20.0 million of shares of Common Stock pursuant to a share buyback program. The share buyback program will be funded using the Company’s cash and cash equivalents. As of June 30, 2006, the Company had cash and cash equivalents of approximately $60.7 million. The Board has authorized the Company’s management to repurchase shares of Common Stock under the share buyback program on the open market or in private transactions from time to time, depending on market conditions, applicable securities laws, compliance with loan covenants and other factors. The share buyback program will expire on September 6, 2007 and may be suspended or discontinued at any time.

On September 6, 2006, the Compensation Committee of the Board approved grants of non-qualified stock options to purchase 1,085,272 shares of the Company’s Common Stock under the Company’s 2005 Equity Incentive Plan. These grants included: (1) a grant to Mr. Rardin of options to purchase 450,000 shares of Common Stock, which are immediately exercisable as to 112,500 of the underlying shares of Common Stock and exercisable as to 112,500 of the remaining underlying shares on each of September 6, 2007, 2008 and 2009; (2) a grant to Mr. White of options to purchase 150,000 shares of Common Stock, which are immediately exercisable as to 37,500 of the underlying shares of Common Stock and exercisable as to 37,500 of the remaining underlying shares on each of April 1, 2007, 2008 and 2009; (3) a grant to Steven M. Oreskovich, the Company’s Chief Accounting Officer and interim principal financial officer, of options to purchase 100,000 shares of Common Stock, which are immediately exercisable as to 25,000 of the underlying shares of Common Stock and exercisable as to 25,000 of the remaining underlying shares on each of September 6, 2007, 2008 and 2009; and (4) a grant to Mr. Dunham of options to purchase 50,000 shares of Common Stock, which are immediately exercisable. All of the stock options granted by the Compensation Committee will have an exercise price equal to the closing price of the Common Stock on September 6, 2006 and expire on September 6, 2012.

The following is an update on the status of the previously announced proceeding before the NASDAQ Listing Qualifications Panel. As disclosed in the press release attached hereto as Exhibit 99.3, which is incorporated by reference into this Form 8-K, on September 5, 2006, the Company transmitted its Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 for filing with the SEC. However, because this report was so transmitted after 5:30 p.m., Eastern Time, it will be deemed to be filed on September 6, 2006. With such filing, the Company has filed all reports that it is required to file under the Securities Exchange Act of 1934 through the date hereof. As previously disclosed, the Company has requested that the NASDAQ Listing Qualifications Panel grant the Company an additional extension until September 8, 2006 to regain compliance with the NASDAQ listing requirements, but the Panel has not yet responded to the Company’s request. In any event, the Company will not be certain that its Common Stock will remain listed on the NASDAQ Global Market until it receives notification from the NASDAQ Listing Qualifications Panel that all conditions to the Company’s continued listing on the NASDAQ Global Market have been satisfied.

Item 9.01.               Financial Statements and Exhibits.

(d)                                        Exhibits.

3.1           Articles of Amendment to the Amended and Restated Articles of Incorporation of Merge Technologies Incorporated, as amended.

3.2           Amended and Restated By-Laws of Merge Technologies Incorporated, effective September 6, 2006.

4.1           Rights Agreement, dated as of September 6, 2006, between Merge Technologies Incorporated and American Stock Transfer & Trust Co. (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form 8-A of Merge Technologies Incorporated, dated as of September 6, 2006 (Commission File No. 0-29486)).

10.1         Employment Agreement, dated September 6, 2006, between Merge Technologies Incorporated and Kenneth D. Rardin.

99.1         Press Release of Merge Technologies Incorporated dated September 6, 2006 announcing the appointment of Kenneth D. Rardin as President and Chief Executive Officer and as a director, and each of Kevin E. Moley and Kevin G. Quinn as directors.

99.2         Press Release of Merge Technologies Incorporated dated September 6, 2006 announcing the adoption of a Shareholder Rights Plan and the approval of a Share Buyback Program.

99.3         Press Release of Merge Technologies Incorporated dated September 6, 2006 announcing the filing of its Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 and reporting its financial results for the quarter and six months ended June 30, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERGE TECHNOLOGIES INCORPORATED

Date: September 6, 2006	By:	/s/ Steven M. Oreskovich
Steven M. Oreskovich
Chief Accounting Officer, interim principal
financial officer

MERGE TECHNOLOGIES INCORPORATED

Exhibit Index to Current Report on Form 8-K

Exhibit
Number

3.1	Articles of Amendment to the Amended and Restated Articles of Incorporation of Merge Technologies Incorporated, as amended.

3.2	Amended and Restated By-Laws of Merge Technologies Incorporated, effective September 6, 2006.

4.1

Rights Agreement, dated as of September 6, 2006, between Merge Technologies Incorporated and American Stock Transfer & Trust Co. (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form 8-A of Merge Technologies Incorporated, dated as of September 6, 2006 (Commission File No. 0-29486)).

10.1	Employment Agreement, dated September 6, 2006, between Merge Technologies Incorporated and Kenneth D. Rardin.

99.1

Press Release of Merge Technologies Incorporated dated September 6, 2006 announcing the appointment of Kenneth D. Rardin as President and Chief Executive Officer and as a director, and each of Kevin E. Moley and Kevin G. Quinn as directors.

99.2	Press Release of Merge Technologies Incorporated dated September 6, 2006 announcing the adoption of a Shareholder Rights Plan and the Approval of a Share Buyback Program.

99.3

Press Release of Merge Technologies Incorporated dated September 6, 2006 announcing the filing of its Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 and reporting its financial results for the quarter and six months ended June 30, 2006.